ETF Opportunities Trust 485BPOS

Exhibit 99.(g)(20)

FIRST AMENDMENT TO THE

TRANSFER AGENT SERVICING AGREEMENT

THIS FIRST AMENDMENT effective as of the last date in the signature block (the “Effective Date”), to the Transfer Agent Servicing Agreement dated as of August 13, 2024 (the “Agreement”), is entered into by and between ETF OPPORTUNITIES TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to add the REX Crypto Equity Premium Income ETF;

WHEREAS, Section 13(E) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

ETF OPPORTUNITIES TRUST		U.S. BANCORP FUND SERVICES, LLC

By:		By:

Name:	David A. Bogaert	Name:	Greg Farley

Title:	President	Title:	Sr. Vice President

Date:	September 25, 2024	Date:	October 1, 2024

Exhibit A to the

Transfer Agent Servicing Agreement

Separate Series of ETF Opportunities Trust

Name of Series:

TappAlpha SPY Growth & Daily Income ETF

REX Crypto Equity Premium Income ETF

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